UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

Anterix Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On  February 18, 2021, the Board of Directors (the “Board”) of Anterix Inc. (the “Company”), based on the recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the full Board to nine directors and appointed Mahvash Yazdi as a member of the Board, effective immediately. The Board determined that Ms. Yazdi qualifies as an independent director pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the listing standards of the Nasdaq Stock Market.  The Board will also appoint Ms. Yazdi to the audit and nominating and corporate governance committees.  The Company issued a press release announcing the appointment of Ms. Yazdi. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

The Company’s non-employee director compensation program provides for an annual cash retainer of $65,000 for service on the Board, payable in four equal quarterly installments, and on a pro-rata basis for service during any portion of a fiscal quarter. Additionally, the Company’s non-employee director compensation program provides for an annual grant of Restricted Stock Awards, with a grant date fair market value equal to approximately $90,000, to be issued immediately following each annual meeting of stockholders, and on a pro-rata basis for service during any portion of a year.  Under this program, Ms. Yazdi will receive a pro-rata payment of the annual cash retainer and receive a pro-rata Restricted Stock Award for shares of the Company’s common stock based on her service through the date of the Company’s 2021 annual meeting of stockholders (the “Restricted Stock Award”). The Restricted Stock Award will vest on the date of the Company’s 2021 annual meeting of stockholders, subject to accelerated vesting in the event of a change of control. The Restricted Stock Award will be subject to the terms and conditions of the Company’s 2014 Stock Plan and a Restricted Stock Award Agreement in the form previously approved by the Board for issuance to the Company’s non-employee directors. The Company’s form of Non-Employee Director Restricted Stock Award Agreement was filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2016 as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015 and is incorporated herein by reference.

The Company also entered into an Indemnification Agreement with Ms. Yazdi. The Indemnification Agreement provides for indemnification and advancement of litigation and other expenses to Ms. Yazdi to the fullest extent permitted by law for claims relating to her service to the Company or its subsidiaries. The Company’s form of indemnification agreement was filed with the SEC on December 19, 2014 as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference.

There are no family relationships between Ms. Yazdi and any of the Company’s directors or executive officers and Ms. Yazdi does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Form of Non-Employee Director Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015 filed with the Securities and Exchange Commission on February 16, 2016).

10.2

Form of Indemnification Agreement (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 19, 2014).

99.1	Press Release issued by the Company on February 23, 2021 announcing the appointment of Mahvash Yazdi to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: February 23, 2021	/s/ Gena L. Ashe
Gena L. Ashe
General Counsel and Corporate Secretary